Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Fourth Quarter and Full-Year 2013 Results

2013 Results In-Line with Expectations; Company Provides 2014 Outlook

Fourth Quarter and Full-Year Highlights:

•	Generated $1.3 billion in net sales during the fourth quarter and $4.8 billion in net sales for full-year 2013.

•	Achieved $198 million in fourth quarter Adjusted EBITDA and $577 million in full-year Adjusted EBITDA.

•	Generated $380 million in full-year Recurring Free Cash Flow.

•	Achieved yearend Debt Leverage Ratio of 2.44x, which is within the Company's targeted range of 2.0x to 2.5x.

•	Declares quarterly dividend of $0.30 per share.

•	Provides 2014 annual guidance for net sales of $4.6 billion to $4.8 billion and Adjusted EBITDA to be $520 million to $550 million.

SUSSEX, WI, February 26, 2014 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), today reported fourth quarter and full-year 2013 results. Prior year financial results do not include the acquisition of Vertis, Inc. (“Vertis”), which was acquired on January 16, 2013. For full financial results, including reconciliations of non-GAAP financial measures, please see the accompanying information.

“Our fourth quarter and full-year 2013 results met our expectations, and we were especially pleased with our continued strong cash flow generation,” said Joel Quadracci, Quad/Graphics Chairman, President & CEO. “Our ability to generate significant cash flow and maintain a strong balance sheet while simultaneously reducing our pension and debt obligations has allowed us to remain flexible with how we deploy capital. We have invested in our business to strengthen and expand our offering to clients, returned cash to our shareholders through quarterly cash dividends, and taken advantage of several unique acquisition opportunities, including Vertis and the recently announced UniGraphic transaction.”

Net sales for the fourth quarter 2013 were $1.3 billion versus $1.1 billion for the same period in 2012. Fourth quarter 2013 Adjusted EBITDA was $198 million compared to $174 million for the same period in 2012. The increase in net sales and Adjusted EBITDA was due to the Vertis acquisition. Adjusted EBITDA margin was 14.7% compared to 15.3% for the same period in 2012. The Adjusted EBITDA margin variance primarily reflects ongoing industry volume and pricing pressures as well as the dilutive impact of Vertis’ historically lower margin profile compared to Quad/Graphics’ core business.

For the full-year 2013, net sales were $4.8 billion versus net sales of $4.1 billion for the previous year. Full-year 2013 Adjusted EBITDA was $577 million compared to $566 million for the previous year, and Adjusted EBITDA margin was 12.0% compared to 13.8% for the previous year. Recurring Free Cash Flow was $380 million compared to $375 million for the previous year, continuing the Company’s track record of solid cash flow generation. Free Cash Flow, including restructuring payments and excluding the favorable impact of an estimated $90 million in Vertis working capital restoration, was $202 million. Going forward, the Company is amending its non-GAAP financial measures to report Free Cash Flow instead of Recurring Free Cash Flow. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment.

“Our ability to generate significant Free Cash Flow supports our disciplined approach to capital deployment, which we adjust based on current circumstances and what we think is best for shareholder value creation,” said John Fowler, incoming Vice Chairman and Executive Vice President. “We also continue to closely manage our pension and debt liabilities to maintain a strong balance sheet which, in turn, provides us with the ability to adjust to changing economic and industry conditions. We reduced our pension, post-retirement and MEPPs obligations by $191 million for full-year 2013, and $360 million since the July 2010 acquisition of Worldcolor. We continued to reduce debt after the Vertis acquisition, achieving a yearend Debt Leverage Ratio of 2.44x, which is within our targeted range of 2.0x to 2.5x.”

Outlook
David Honan, incoming Vice President & Chief Financial Officer, concluded: “We anticipate our 2014 net sales will be in the range of $4.6 billion to $4.8 billion. In addition, we expect 2014 Adjusted EBITDA will be between $520 million to $550 million, and 2014 Free Cash Flow to be between $155 million and $165 million. As we move forward in this challenging industry environment, we continue to be disciplined in how we manage all aspects of our business, especially improving productivity and sustainable cost reduction initiatives to remain a low-cost producer. We will also continue focusing on maintaining a strong and flexible balance sheet to adjust to changing industry conditions while also investing in our business, pursuing compelling acquisition opportunities, and returning capital and creating long-term value for our shareholders.”

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on March 21, 2014, to shareholders of record as of March 12, 2014.

Quarterly Conference Call
Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Thursday, February 27, to discuss fourth quarter and full-year 2013 results. To access the conference call, it is recommended that you listen via computer at: https://us.reg.meeting-stream.com/quadgraphics_022714.

If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•	Toll-Free: (877) 217 - 9946 (US/Canada)

•	Toll: (702) 696 - 4824 (International)

•	Conference ID: 34020437

The replay will be available for 30 days following the conference call. To access the replay via phone, please call (855) 859-2056 or (404) 537-3406 and enter the Conference ID number 34020437. To access the replay via the internet, please use the following link: https://us.reg.meeting-stream.com/quadgraphics_022714. Registration is required for replay.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of significant overcapacity in the highly competitive commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes, including digital substitution by consumers; the impact of changes in postal rates, service levels or regulations; the impact of changing future economic conditions; the failure to renew long-term contracts with clients on favorable terms or at all; the failure of clients to perform under long-term contracts due to financial or other reasons or due to client consolidation; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of increased business complexity as a result of the Company’s entry into additional markets; the impact of fluctuations in costs (including labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of regulatory matters and legislative developments or changes in laws, including changes in privacy and environmental laws; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of risks associated with the operations outside of the United States; significant capital expenditures may be needed to maintain the Company’s platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics
Quad/Graphics (NYSE: QUAD), a leading global printer and media channel integrator, is redefining print in today’s multichannel media world by helping marketers and publishers capitalize on print’s ability to complement and connect with other media channels. With consultative ideas, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help its clients maximize the revenue they derive from their marketing spend through channel integration, and minimize their total cost of print production and distribution through a fully integrated national distribution network. The Company provides a diverse range of print solutions, media solutions and logistics services from multiple locations throughout North America, Latin America and Europe.

Investor Relations Contact:
Kelly Vanderboom
Vice President & Treasurer, Quad/Graphics
414-566-2464
Kelly.Vanderboom@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2013	2012
Net sales	$1,349.6	$1,130.5

Cost of sales	1,048.1	871.7
Selling, general and administrative expenses	103.4	87.2
Depreciation and amortization	81.8	86.0
Restructuring, impairment and transaction-related charges	12.4	30.5
Total operating expenses	1,245.7	1,075.4

Operating income from continuing operations	$103.9	$55.1

Interest expense	21.4	20.2

Earnings from continuing operations before income taxes and equity in earnings (loss) of unconsolidated entities	82.5	34.9

Income tax expense	22.0	14.5

Earnings from continuing operations before equity in earnings (loss) of unconsolidated entities	60.5	20.4

Equity in earnings (loss) of unconsolidated entities	(0.5)	1.6

Net earnings from continuing operations	$60.0	$22.0

Loss on disposal of discontinued operations, net of tax	—	(1.3)

Net earnings	$60.0	$20.7

Net loss attributable to noncontrolling interests	0.7	0.3

Net earnings attributable to Quad/Graphics common shareholders	$60.7	$21.0

Earnings (loss) per share attributable to Quad/Graphics common shareholders:
Basic:
Continuing operations	$1.27	$0.43
Discontinued operations	—	(0.03)
Earnings per share attributable to Quad/Graphics common shareholders	$1.27	$0.40

Diluted:
Continuing operations	$1.24	$0.42
Discontinued operations	—	(0.03)
Earnings per share attributable to Quad/Graphics common shareholders	$1.24	$0.39

Weighted average number of common shares outstanding:
Basic	47.3	46.8
Diluted	48.5	47.3

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2013	2012
Net sales	$4,795.9	$4,094.0

Cost of sales	3,801.9	3,183.5
Selling, general and administrative expenses	416.0	347.1
Depreciation and amortization	340.5	338.6
Restructuring, impairment and transaction-related charges	95.3	118.3
Total operating expenses	4,653.7	3,987.5

Operating income from continuing operations	$142.2	$106.5

Interest expense	85.5	84.0

Earnings from continuing operations before income taxes and equity in earnings (loss) of unconsolidated entities	56.7	22.5

Income tax expense (benefit)	23.3	(31.5)

Earnings from continuing operations before equity in earnings (loss) of unconsolidated entities	33.4	54.0

Equity in earnings (loss) of unconsolidated entities	(2.5)	2.3

Net earnings from continuing operations	$30.9	$56.3

Loss from discontinued operations, net of tax (1)	—	(3.2)
Gain on disposal of discontinued operations, net of tax	—	34.0

Net earnings	$30.9	$87.1

Net loss attributable to noncontrolling interests	1.6	0.3

Net earnings attributable to Quad/Graphics common shareholders	$32.5	$87.4

Earnings per share attributable to Quad/Graphics common shareholders
Basic:
Continuing operations	$0.67	$1.14
Discontinued operations	—	0.66
Earnings per share attributable to Quad/Graphics common shareholders	$0.67	$1.80

Diluted:
Continuing operations	$0.65	$1.13
Discontinued operations	—	0.65
Earnings per share attributable to Quad/Graphics common shareholders	$0.65	$1.78

Weighted average number of common shares outstanding:
Basic	47.0	46.8
Diluted	48.0	47.2
______________________________

(1)	Includes the results of the Canadian operations prior to the March 1, 2012 sale. Net earnings from continuing operations and its components exclude the Canadian operations.

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012
(in millions)
(UNAUDITED)

	December 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$13.1	$16.9
Receivables, less allowances for doubtful accounts	698.9	585.1
Inventories	272.5	242.9
Prepaid expenses and other current assets	37.2	74.6
Deferred income taxes	48.1	55.7
Short-term restricted cash	4.5	14.8
Total current assets	1,074.3	990.0

Property, plant and equipment—net	1,925.5	1,926.4
Goodwill	773.1	768.6
Other intangible assets—net	221.8	229.9
Long-term restricted cash	51.5	45.7
Equity method investments in unconsolidated entities	57.1	72.0
Other long-term assets	62.4	66.3
Total assets	$4,165.7	$4,098.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$401.0	$285.8
Amounts owing in satisfaction of bankruptcy claims	2.5	9.3
Accrued liabilities	350.7	334.0
Short-term debt and current portion of long-term debt	127.6	113.3
Current portion of capital lease obligations	7.0	10.4
Total current liabilities	888.8	752.8

Long-term debt	1,265.7	1,211.7
Unsecured notes to be issued	18.0	23.8
Capital lease obligations	6.5	15.3
Deferred income taxes	395.2	363.9
Other long-term liabilities	303.9	495.7
Total liabilities	2,878.1	2,863.2

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	983.1	985.6
Treasury stock, at cost	(248.8)	(279.3)
Retained earnings	558.8	588.1
Accumulated other comprehensive loss	(5.6)	(60.4)
Quad/Graphics common stock and other equity	1,288.9	1,235.4

Noncontrolling interests	(1.3)	0.3

Total common stock and other equity and noncontrolling interests	1,287.6	1,235.7

Total liabilities and shareholders' equity	$4,165.7	$4,098.9

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2013 and 2012
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2013	2012
OPERATING ACTIVITIES
Net earnings	$30.9	$87.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	340.5	338.6
Impairment charges	21.8	23.0
Deferred income taxes	(11.1)	(13.6)
Gain on disposal of discontinued operations, net of tax	—	(34.0)
Stock-based compensation charges	18.6	13.4
Other non-cash adjustments to net earnings	3.7	(11.1)
Dividends from unconsolidated entities	5.0	0.5
Changes in operating assets and liabilities—net of acquisitions	31.7	(49.7)

Net Cash Provided by Operating Activities	441.1	354.2

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(149.5)	(103.5)
Cost investment in unconsolidated entities	(2.5)	(18.1)
Proceeds from the sale of property, plant and equipment	8.8	23.5
Transfers from restricted cash	4.5	15.4
Deposit paid related to Vertis acquisition	—	(25.9)
Deposit refunded related to business exchange transaction	—	50.0
Purchase price payments on business exchange transaction	—	(4.9)
Acquisition of businesses—net of cash acquired	(291.9)	(6.6)

Net Cash Used in Investing Activities	(430.6)	(70.1)

FINANCING ACTIVITIES
Payments of long-term debt	(102.7)	(74.6)
Payments of capital lease obligations	(9.8)	(21.0)
Borrowings on revolving credit facilities	1,628.8	270.3
Payments on revolving credit facilities	(1,475.0)	(295.7)
Payment of debt issuance costs	—	(2.1)
Bankruptcy claim payments on unsecured notes to be issued	(4.5)	(14.9)
Proceeds from issuance of common stock	7.2	0.1
Tax benefit on stock option activity	2.2	4.1
Payment of cash dividends	(56.4)	(151.8)

Net Cash Used in Financing Activities	(10.2)	(285.6)

Effect of exchange rates on cash and cash equivalents	(4.1)	(7.2)

Net Decrease in Cash and Cash Equivalents	(3.8)	(8.7)

Cash and Cash Equivalents at Beginning of Year	16.9	25.6

Cash and Cash Equivalents at End of Year	$13.1	$16.9
______________________________
The condensed consolidated statements of cash flows include the cash flows of the Canadian operations prior to the March 1, 2012 sale.

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2013 and 2012
(in millions)
(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended December 31, 2013
United States Print and Related Services	$1,225.0	$122.2	$2.5
International	124.6	(0.5)	4.0
Total operating segments	1,349.6	121.7	6.5
Corporate	—	(17.8)	5.9
Total	$1,349.6	$103.9	$12.4

Three months ended December 31, 2012
United States Print and Related Services	$1,003.2	$77.3	$19.4
International	127.3	(4.3)	3.6
Total operating segments	1,130.5	73.0	23.0
Corporate	—	(17.9)	7.5
Total	$1,130.5	$55.1	$30.5

Year ended December 31, 2013
United States Print and Related Services	$4,339.7	$230.7	$52.3
International	456.2	(7.7)	9.6
Total operating segments	4,795.9	223.0	61.9
Corporate	—	(80.8)	33.4
Total	$4,795.9	$142.2	$95.3

Year ended December 31, 2012
United States Print and Related Services	$3,597.9	$216.5	$48.5
International	496.1	(24.8)	26.3
Total operating segments	4,094.0	191.7	74.8
Corporate	—	(85.2)	43.5
Total	$4,094.0	$106.5	$118.3
______________________________
Results from the Canadian operations sold on March 1, 2012 are excluded from the segment financial information presented above.

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Three Months Ended December 31, 2013 and 2012
(in millions)
(UNAUDITED)

	Three Months Ended December 31,
	2013	2012
Net earnings attributable to Quad/Graphics common shareholders	$60.7	$21.0

Interest expense	21.4	20.2
Income tax expense	22.0	14.5
Depreciation and amortization	81.8	86.0

EBITDA (Non-GAAP)	$185.9	$141.7
EBITDA Margin (Non-GAAP)	13.8%	12.5%

Restructuring, impairment and transaction-related charges (1)	12.4	30.5
Loss on disposal of discontinued operations, net of tax	—	1.3

Adjusted EBITDA from continuing operations (Non-GAAP)	$198.3	$173.5
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	14.7%	15.3%
______________________________

(1)	Operating results from continuing operations for the three months ended December 31, 2013 and 2012 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended December 31,
	2013	2012
Employee termination charges (a)	$3.1	$5.2
Impairment charges (b)	3.3	8.5
Transaction-related charges (c)	0.5	1.3
Integration costs (d)	3.9	8.0
Other restructuring charges, net (e)	1.6	7.5
Restructuring, impairment and transaction-related charges from continuing operations	$12.4	$30.5
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. Other restructuring charges, net, in the three months ended December 31, 2013, are presented net of a $2.1 million pension plan settlement gain. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Recurring Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin
For the Years Ended December 31, 2013 and 2012
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2013	2012
Net earnings attributable to Quad/Graphics common shareholders	$32.5	$87.4

Interest expense	85.5	84.0
Income tax expense (benefit)	23.3	(31.5)
Depreciation and amortization	340.5	338.6

EBITDA (Non-GAAP)	$481.8	$478.5
EBITDA Margin (Non-GAAP)	10.0%	11.7%

Restructuring, impairment and transaction-related charges (1)	95.3	118.3
Loss from discontinued operations, net of tax	—	3.2
Gain on disposal of discontinued operations, net of tax	—	(34.0)

Adjusted EBITDA from continuing operations (Non-GAAP)	$577.1	$566.0
Adjusted EBITDA Margin from continuing operations (Non-GAAP)	12.0%	13.8%
______________________________

(1)	Operating results from continuing operations for the years ended December 31, 2013 and 2012 were affected by the following restructuring, impairment and transaction-related charges:

	Year Ended December 31,
	2013	2012
Employee termination charges (a)	$15.7	$27.2
Impairment charges (b)	21.8	23.0
Transaction-related charges (c)	4.0	4.1
Integration costs (d)	25.2	44.6
Gain on collection of note receivable (e)	—	(2.4)
Other restructuring charges, net (f)	28.6	21.8
Restructuring, impairment and transaction-related charges from continuing operations	$95.3	$118.3
__________________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain buildings and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of the acquired companies.

(e)
Gain on the collection of a note receivable for the year ended December 31, 2012, was related to a settlement of a disputed pre-acquisition Worldcolor note receivable. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(f)
Other restructuring charges, net, were primarily from costs to maintain and exit closed facilities, as well as lease exit charges. Other restructuring charges, net, in the year ended December 31, 2013, are presented net of a $2.1 million pension plan settlement gain. Other restructuring charges, net, in the year ended December 31, 2012, are presented net of a $12.8 million pension curtailment gain from an amendment to the postretirement medical benefit plan. These non-recurring gains were excluded from the calculation of Adjusted EBITDA.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Recurring Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW AND RECURRING FREE CASH FLOW
For the Years Ended December 31, 2013 and 2012
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2013	2012
Net cash provided by operating activities	$441.1	$354.2

Less: purchases of property, plant and equipment	(149.5)	(103.5)

Free Cash Flow	$291.6	$250.7

Add back non-recurring payments:
Restructuring payments, net (1)	79.9	113.4
Worldcolor bankruptcy payments	8.6	10.4

Recurring Free Cash Flow	$380.1	$374.5
______________________________

(1)
Restructuring payments are shown net of cash receipts related to non-recurring restructuring transactions. For the year ended December 31, 2013, restructuring payments were $79.9 million. For the year ended December 31, 2012, restructuring payments were $128.1 million (consisting of $127.2 million in payments for continuing operations and $0.9 million for Canadian discontinued operations) and were reduced for a $14.7 million non-recurring collection of a disputed pre-acquisition Worldcolor note receivable.

Free Cash Flow and Recurring Free Cash Flow includes the amounts from the Canadian operations prior to the March 1, 2012 sale.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Recurring Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
For the Years Ended December 31, 2013 and 2012
(in millions, except ratio)
(UNAUDITED)

	Year Ended December 31,
	2013		2012
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,406.8		$1,350.7

Adjusted EBITDA from continuing operations (Non-GAAP)	$577.1		$566.0

Debt Leverage Ratio (Non-GAAP) (1)	2.44	x	2.39	x
______________________________

(1)	Debt Leverage Ratio is calculated by dividing total debt and capital lease obligations on the condensed consolidated balance sheets by Adjusted EBITDA from continuing operations.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Recurring Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended December 31, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2013	2012
Earnings from continuing operations before income taxes and equity in earnings (loss) of unconsolidated entities	$82.5	$34.9

Restructuring, impairment and transaction-related charges	12.4	30.5
	94.9	65.4

Income tax expense at 40% normalized tax rate	38.0	26.2
	56.9	39.2

Equity in earnings (loss) of unconsolidated entities	(0.5)	1.6
Net loss attributable to noncontrolling interests	0.7	0.3

Adjusted net earnings from continuing operations (Non-GAAP)	$57.1	$41.1

Basic weighted average number of common shares outstanding	47.3	46.8
Plus: effect of dilutive equity incentive instruments	1.2	0.5
Diluted weighted average number of common shares outstanding	48.5	47.3

Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$1.18	$0.87

Diluted Earnings Per Share From Continuing Operations (GAAP)	$1.24	$0.42
Restructuring, impairment and transaction-related charges per share	0.26	0.64
Income tax expense from condensed consolidated statement of operations per share	0.45	0.31
Income tax expense at 40% normalized tax rate per share	(0.78)	(0.55)
Allocation to participating securities per share (2)	0.01	0.05
Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$1.18	$0.87
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes: (i) the loss on disposal of the Canadian discontinued operations, (ii) restructuring, impairment and transaction related charges and (iii) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Recurring Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Years Ended December 31, 2013 and 2012
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2013	2012
Earnings from continuing operations before income taxes and equity in earnings (loss) of unconsolidated entities	$56.7	$22.5

Restructuring, impairment and transaction-related charges	95.3	118.3
	152.0	140.8

Income tax expense at 40% normalized tax rate	60.8	56.3
	91.2	84.5

Equity in earnings (loss) of unconsolidated entities	(2.5)	2.3
Net loss attributable to noncontrolling interests	1.6	0.3

Adjusted net earnings from continuing operations (Non-GAAP)	$90.3	$87.1

Basic weighted average number of common shares outstanding	47.0	46.8
Plus: effect of dilutive equity incentive instruments	1.0	0.4
Diluted weighted average number of common shares outstanding	48.0	47.2

Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$1.88	$1.85

Diluted Earnings Per Share From Continuing Operations (GAAP)	$0.65	$1.13
Restructuring, impairment and transaction-related charges per share	1.99	2.51
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.49	(0.67)
Income tax expense at 40% normalized tax rate per share	(1.27)	(1.19)
Allocation to participating securities per share (2)	0.02	0.07
Adjusted Diluted Earnings Per Share From Continuing Operations (Non-GAAP) (1)	$1.88	$1.85

______________________________

(1)
Adjusted Diluted Earnings Per Share excludes: (i) the results of the Canadian discontinued operations, (ii) the gain on disposal of the Canadian discontinued operations, (iii) restructuring, impairment and transaction related charges and (iv) discrete income tax items.

(2)	Represents the impact of dividends distributed to non-vested stock option holders in accordance with the two-class method of calculating GAAP earnings per share.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Recurring Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share.  They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business.  These measures should not be considered alternatives to net earnings as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.